Exhibit 99.1

CONTACT:   Investor Relations:                 Public Relations:
           Valerie Martinez                    Kekst & Company:
           (212) 549-6780                      Ruth Pachman/Wendi Kopsick
                                               (212) 521-4891/4867


         TOMMY HILFIGER U.S.A., INC. ANNOUNCES INTENT TO SEEK VOLUNTARY
                 WITHDRAWAL FROM LISTING OF ITS 6.85% NOTES DUE
                     2008 FROM THE NEW YORK STOCK EXCHANGE

NEW YORK, May 16, 2006 -- Tommy Hilfiger U.S.A., Inc. (the "Company"), a wholly owned subsidiary of Tommy Hilfiger Corporation (formerly NYSE: TOM), announced today that it intends to seek voluntary withdrawal from listing of its 6.85% Notes due 2008 (the "2008 Notes") from the New York Stock Exchange, Inc. (the "NYSE"). The Company has not arranged for listing or registration of the 2008 Notes on another national securities exchange or for quotation of the 2008 Notes in a quotation medium. The Company is seeking the voluntary withdrawal from listing of the 2008 Notes in connection with the completion of the merger of Tommy Hilfiger Corporation with an affiliate of funds advised by Apax Partners, a leading global private equity firm (the "Merger"). In connection with the Merger, on May 10, 2006, the Company accepted for payment all of its 2008 Notes that were validly tendered and not properly withdrawn prior to the expiration of the tender offer and consent solicitation for the 2008 Notes.

Tommy Hilfiger U.S.A., Inc., incorporated in Delaware, is a direct wholly owned subsidiary of Tommy Hilfiger Corporation. Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear. Tommy Hilfiger Corporation's brands include Tommy Hilfiger and Karl Lagerfeld. Through a range of strategic licensing agreements, Tommy Hilfiger Corporation also offers a broad array of related apparel, accessories, footwear, fragrance, and home furnishings. Tommy Hilfiger Corporation's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Japan, Hong Kong, Australia and other countries in the Far East, as well as the Tommy Hilfiger Corporation's own network of outlet and specialty stores in the United States, Canada and Europe.

Safe Harbor Statement

Statements made by the Company and Tommy Hilfiger Corporation that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "expect," "believe" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks and uncertainties, many of which are beyond our control including, but not limited to, the overall level of consumer spending on apparel; the financial strength of the retail industry generally and Tommy Hilfiger Corporation's customers, distributors, and licensees in particular; changes in trends in the market segments and geographic areas in which Tommy Hilfiger Corporation competes; the level of demand for Tommy Hilfiger Corporation products; actions by our major customers or existing or new competitors; the effect of Tommy Hilfiger Corporation's strategy to reduce U.S. distribution in order to bring supply and demand into balance; changes in currency and interest rates; changes in applicable tax laws, regulations and treaties; changes in economic or political conditions or trade regulations in the markets where Tommy Hilfiger Corporation sells or sources its products; the effects of any consolidation of Tommy Hilfiger Corporation's facilities and actions to reduce selling, general and administrative expenses; the ability to satisfy closing conditions in connection with Tommy Hilfiger Corporation's merger agreement; the outcome of the class action lawsuits against Tommy Hilfiger Corporation and Tommy Hilfiger Corporation's discussions with the Hong Kong Inland Revenue Department and other tax authorities and the financial statement impact of such matters; as well as other risks and uncertainties set forth in Tommy Hilfiger Corporation's publicly-filed documents, including this press release and Tommy Hilfiger Corporation's Annual Report on Form 10-K for the fiscal year ended March 31, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Tommy Hilfiger Corporation disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.